As filed with the Securities and Exchange Commission on July 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3690	84-4290188
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Two Allegheny Center

Nova Tower 2

Pittsburgh, Pennsylvania 15212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

Second Amended and Restated 2020 Incentive Plan

(Full title of the plans)

Joe Mastrangelo
Chief Executive Officer
Eos Energy Enterprises, Inc.
Two Allegheny Center
Nova Tower 2
Pittsburgh, Pennsylvania 15212
Tel: (732) 225-8400

(Name, address and telephone number, including area code, of agent for service)

Copies to

Roshni Banker Cariello
Adam Kaminsky
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Tel: (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of the “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Eos Energy Enterprises, Inc. (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 5,000,000 additional shares of the Registrant’s Common Stock for issuance under the Eos Energy Enterprises, Inc. Second Amended and Restated 2020 Incentive Plan (“2020 Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on June 4, 2021 (Registration No. 333-256766), June 17, 2022 (Registration No. 333-265708), June 23, 2023 (Registration No. 333- 272848), June 26, 2024 (Registration No. 333-280506) and June 26, 2025 (Registration No. 333-288331). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference into this registration statement the following documents previously filed with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 26, 2026 (File No. 001-39291) (the “Annual Report”);

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and

(c) The description of the Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description of Document	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Third Amended and Restated Certificate of Incorporation, as amended	10-K	001-39291	3.1	2/28/2023
4.2	Second Amended and Restated Bylaws	8-K	001-39291	3.2	5/19/2022
4.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company, as amended	10-Q	001-39291	3.2	5/14/2024
4.4	Third Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company	8-A	001-39291	3.4	7/2/2026
5.1	Opinion of Davis Polk & Wardwell LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (see signature page)					X
99.1	Second Amended and Restated 2020 Incentive Plan	8-K	001-39291	10.1	7/30/2024
99.2	First Amendment to the Second Amended and Restated 2020 Incentive Plan	S-8	333-288331	99.2	6/26/2025
99.3	Second Amendment to the Second Amended and Restated 2020 Incentive Plan					X
107	Calculation of Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on July 23, 2026.

EOS ENERGY ENTERPRISES, INC.

By:	/s/ Joe Mastrangelo
Name:	Joe Mastrangelo
Title:	Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joe Mastrangelo, Alessandro Lagi and Marie Batz Martin, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Position	Date
/s/ Joe Mastrangelo	Chief Executive Officer and Director	July 23, 2026
Joe Mastrangelo	(Principal Executive Officer)

/s/ Alessandro Lagi	Chief Commerical Officer and Interim Chief Financial Officer	July 23, 2026
Alessandro Lagi	(Principal Financial Officer)

/s/ Sumeet Puri	Chief Accounting Officer	July 23, 2026
Sumeet Puri	(Principal Accounting Officer)

/s/ Joseph Nigro	Chairman and Director	July 23, 2026
Joseph Nigro

/s/ Jeffrey Bornstein	Director	July 23, 2026
Jeffrey Bornstein

/s/ Claude Demby	Director	July 23, 2026
Claude Demby

/s/ Alex Dimitrief	Director	July 23, 2026
Alex Dimitrief

/s/ Nathaniel Fick	Director	July 23, 2026
Nathaniel Fick

/s/ Jeffrey McNeil	Director	July 23, 2026
Jeffrey McNeil

/s/ Nicholas Robinson	Director	July 23, 2026
Nicholas Robinson

/s/ Haiyan Song	Director	July 23, 2026
Haiyan Song

/s/ Marian “Mimi” Walters	Director	July 23, 2026
Marian “Mimi” Walters

/s/ David Urban	Director	July 23, 2026
David Urban